Exhibit 3.1

THE CUSHING MLP TOTAL RETURN FUND

SECOND AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

This SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of May 12, 2011, and amends and restates in its entirety the Declaration of Trust dated as of July 16, 2007.

W I T N E S S E T H:

WHEREAS, by the filing of the Certificate and the execution of the Original Declaration of Trust, the Initial Trustee established the Trust on May 23, 2007 as a statutory trust under the Delaware Act for the purpose of (i) operating as a closed-end management investment company in accordance with the 1940 Act and (ii) engaging in such other activities as are necessary, convenient or incidental thereto;

WHEREAS, the Trustees amended and restated in its entirety the Original Declaration of Trust on July 16, 2007;

WHEREAS, the Persons executing this Declaration as Trustees desire to amend and restate in its entirety the Amended and Restated Declaration of Trust;

NOW, THEREFORE, the Persons executing this Declaration as Trustees hereby agree to amend and restate in its entirety the Amended and Restated Declaration of Trust as provided herein and declare that all money and property hereafter contributed to the Trust shall be held and managed in trust for the benefit of the Shareholders of beneficial interests issued hereunder from time to time and subject to the provisions hereof, to wit:

ARTICLE I

NAME AND DEFINITIONS

Section 1.         Name.  The name of the Trust continued by this Declaration of Trust is "The Cushing MLP Total Return Fund" and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine and the Trustees may, without Shareholder approval, change the name of the Trust or any Series or Class thereof.  In the event of any such change, the Trustees shall cause notice to be given to the affected Shareholders within a reasonable time after the implementation of such change.

Section 2.         Definitions.  Unless otherwise provided or required by the context:

(a)        "Acquisition" shall have the meaning set forth in Article V, Section 4.

(b)        "Administrator" means the party, other than the Trust, to the contract described in Article III, Section 3 hereof.

(c)        "By-Laws" means the By-Laws of the Trust adopted by the Trustees, as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the "governing instrument" within the meaning of the Delaware Act.

(d)        "Certificate" means the certificate of trust of the Trust as filed with the Delaware Secretary of State on May 23, 2007, as amended and restated from time to time, in accordance with the Delaware Act.

(e)        "Class" means, as applicable, any class of Shares of the Trust or any class of Shares of any Series established and designated under or in accordance with the provisions of Article V.

(f)         "Code" means the Internal Revenue Code of 1986 (or any successor statute), as amended.

(g)        "Commission," "Interested Person" and "Principal Underwriter" have the meanings provided in the 1940 Act.  Except as such term may be otherwise defined by the Trustees in conjunction with the establishment of any Series of Shares, the term "vote of a majority of the Shares outstanding and entitled to vote" shall have the same meaning as is assigned to the term "vote of a majority of the outstanding voting securities" in the 1940 Act.

(h)        "Covered Person" means a person so defined in Article IV, Section 3.

(i)         "Custodian" means any Person other than the Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in said Section 17(f).

(j)         "Declaration" means this Second Amended and Restated Agreement and Declaration of Trust, as amended or restated from time to time.  Reference in this Declaration of Trust to "Declaration," "Declaration of Trust," "hereof," "herein," and "hereunder" shall be deemed to refer to this Declaration rather than exclusively to the article or section in which such words appear.

(k)        "Delaware Act" means the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., as amended from time to time, and any successor statute thereto.

(l)         "Distributor" means the party or parties, other than the Trust, to the contract described in Article III, Section 1 hereof.

(m)       "Eligible Transferee" shall have the meaning set forth in Article V, Section 4.

(n)        "Entity" shall have the meaning set forth in Treasury Regulation section 1.382-3(a)(1).

(o)        "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder and exemptions granted therefrom, both as amended from time to time.

(p)        "Excess Securities" shall have the meaning set forth in Article V, Section 4.

(q)        "Five Percent Shareholder" shall have the meaning set forth in Article V, Section 4.

(r)         "His" shall include the feminine and neuter, as well as the masculine, genders.

(s)         "Initial Trustee" means Jerry V. Swank, in his capacity as the initial trustee of the Trust under the Original Declaration of Trust.

(t)         "Intended Transferee Group" shall have the meaning set forth in Article V, Section 4.

(u)        "Investment Adviser" means the party, other than the Trust, to the contract described in Article III, Section 2 hereof.

(v)        "Net Asset Value" means the net asset value of the Trust, or, if applicable, each Series of the Trust, determined as provided in Article VI, Section 3.

(w)       "Option" shall have the meaning set forth in Article V, Section 4.

(x)        "Original Declaration of Trust" means the Declaration of Trust of the Trust dated as of May 23, 2007, as in effect from time to time up to the effectiveness of this Declaration of Trust;

(y)        "Other Person" shall have the meaning set forth in Article V, Section 4.

(z)        "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other Entities, whether or not legal entities, and governments and agencies and political subdivisions, thereof, whether domestic or foreign.

(aa)       "Restricted Holder" shall have the meaning set forth in Article V, Section 4.

(bb)      "Request" shall have the meaning set forth in Article V, Section 4.

(cc)       "Securities" shall mean (i) any Shares, (ii) any warrants, rights or options (including within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase Shares, or (iii) any other interests that would be treated as "stock" of the Trust pursuant to Treasury Regulation § 1.382-2T(f)(18).

(dd)      "Securities Act" means the Securities Act of 1933, as amended from time to time, including the rules and regulations of the Commission thereunder and any order or orders thereunder which may from time to time be applicable to the Trust.

(ee)       "Series" means a series of Shares established and designated under or in accordance with the provisions of Article V, each of which shall be accounted for and maintained as a separate series or portfolio of the Trust.

(ff)        "Shareholder" means a record owner of Outstanding Shares;

(gg)       "Shares" means the equal proportionate transferable units of interest into which the beneficial interest of the Trust, each Series and/or each Class, as applicable, is divided from time to time (including whole Shares and fractions of Shares).  "Outstanding Shares" means Shares shown in the books of the Trust or its transfer agent as then issued and outstanding, but does not include Shares which have been repurchased or redeemed by the Trust and which are held in the treasury of the Trust.

(hh)       "Tax Benefits" shall have the meaning set forth in Article V, Section 4.

(ii)         "Transfer Agent" means any Person other than the Trust who maintains the Shareholder records of the Trust, such as the list of Shareholders, the number of Shares credited to each account, and the like.

(jj)        "Treasury Regulations" means the Treasury regulations promulgated under the Code.

(kk)      "Trust" means The Cushing MLP Total Return Fund established under the Original Declaration of Trust and continued hereby, and reference to the Trust, when applicable to one or more Series, refers to each such Series.

(ll)         "Trustee" means each Person who has signed this Declaration of Trust and all other Persons who were or may from time to time be duly elected or appointed to serve as Trustees in accordance with the provisions hereof, or the provisions of the Original Declaration of Trust, in each case so long as such Person shall continue in office in accordance with the terms hereof, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in his, her or their capacities as trustee or trustees hereunder.  Unless otherwise required by the context or specifically provided, any reference herein to the Trustees shall refer to the Trustee at any time that there is only one Trustee of the Trust.

(mm)     "Trust Property" means any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Trust or any Series or the Trustees on behalf of the Trust or any Series, each and every asset of which shall be allocated and belong to a specific series to the exclusion of all other series.

(nn)       The "1940 Act" means the Investment Company Act of 1940, as amended from time to time, including the rules and regulations of the Commission thereunder and any order or orders thereunder which may from time to time be applicable to the Trust.

ARTICLE II

THE TRUSTEES

Section 1.         Management of the Trust.  The business and affairs of the Trust shall be managed by or under the direction of the Trustees, and they shall have all powers necessary or desirable to carry out that responsibility.  The Trustees may execute all instruments and take all action they deem necessary or desirable to promote the interests of the Trust.  Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.  In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

Section 2.         Powers.  The Trustees in all instances shall act as principals, free of the control of the Shareholders.  The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary or desirable in the management of the Trust.  The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust.  The Trustees may exercise all of their powers without recourse to any court or other authority.  Subject to any applicable limitation herein or in the By-Laws or resolutions of the Trust, the Trustees shall have power and authority, without limitation:

(a)        To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations.

(b)        To invest in, hold for investment, or reinvest in, cash; securities of any type, including, but not limited to, common, preferred and preference stocks; warrants; subscription rights; profit-sharing interests or participations and all other contracts for or evidence of equity interests; bonds, debentures, bills, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; government securities, including securities of any state, municipality or other political subdivision thereof, or any governmental or quasi-governmental agency or instrumentality; and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase agreements, of any corporation, company, trust, association, firm or other business organization however established, and of any country, state, municipality or other political subdivision, or any governmental or quasi-governmental agency or instrumentality; or any other security, property or instrument in which the Trust or any of its Series shall be authorized to invest.

(c)        To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend and to pledge any such securities, to enter into repurchase agreements, reverse repurchase agreements, firm commitment agreements, forward foreign currency exchange contracts, interest rate mortgage or currency swaps and interest rate caps, floors and collars, to purchase and sell options on securities, securities indices, currency, swaps and other financial assets, futures contracts and options on futures contracts of all descriptions and to engage in all types of hedging, risk-management or income enhancement transactions.

(d)        To exercise all rights, powers and privileges of ownership or interest in all securities, repurchase agreements and other assets included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities, repurchase agreements and other assets.

(e)        To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, including cash or foreign currency, and any interest therein.

(f)         To borrow money or other property in the name of the Trust exclusively for Trust purposes and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; and to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person and to lend Trust Property.

(g)        To aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm.

(h)        To adopt By-Laws not inconsistent with this Declaration providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not reserved to the Shareholders.

(i)         To elect and remove with or without cause such officers and appoint and terminate such agents as they deem appropriate.

(j)         To employ as custodian of any assets of the Trust, subject to any provisions herein or in the By-Laws, one or more banks, trust companies or companies that are members of a national securities exchange, or other entities permitted by the Commission to serve as such.

(k)        To retain one or more transfer agents and shareholder servicing agents, or both.

(l)         To provide for the distribution of Shares either through a Principal Underwriter as provided herein or by the Trust itself, or both, or pursuant to a distribution plan of any kind.

(m)       To set record dates in the manner provided for herein or in the By-Laws.

(n)        To delegate such authority as they consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, custodian or underwriter.

(o)        To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or (ii) either in the Trust's or Trustees' own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of statutory trusts or investment companies.

(p)        To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article V.

(q)        To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and assets, liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article V, Section 5.

(r)         To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust.

(s)         To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes.

(t)         To make distributions of income, capital gains, returns of capital (if any) and redemption proceeds to Shareholders in the manner hereinafter provided for.

(u)        To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding, pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

(v)        To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to establish terms and conditions regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles V and VI, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or, if applicable, of the particular Series with respect to which such Shares are issued.

(w)       To invest part or all of the Trust Property (or part or all of the assets of any Series), or to dispose of part or all of the Trust Property (or part or all of the assets of any Series) and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interest in such one or more investment companies) all without any requirement of approval by Shareholders.  Any such other investment company may (but need not) be a trust (formed under the laws of any state) which is classified as a partnership for federal income tax purposes.

(x)        To sell or exchange any or all of the assets of the Trust, subject to Article IX, Sections 4, 6 and 7.

(y)        To enter into joint ventures, partnerships and any other combinations and associations.

(z)        To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such Committee, depositary or trustee as the Trustees shall deem proper.

(aa)      To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and, subject to applicable law and any restrictions set out in the By-Laws, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, Principal Underwriters, or independent contractors of the Trust, individually, against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability.

(bb)      To adopt, establish and carry out pension, profit-sharing, Share bonus, Share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

(cc)      To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorneys to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities and property as the Trustees shall deem proper.

(dd)      To enter into contracts of any kind and description.

(ee)      To interpret the investment policies, practices or limitations of any Series or Class.

(ff)        To guarantee indebtedness and contractual obligations of others.

(gg)      To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers.

The clauses above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees.  Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or any applicable Series, and not an action in an individual capacity.  No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.  In construing this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

Section 3.         Certain Transactions.  Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or with any Interested Person of such Person.  The Trust may employ any such Person or entity in which such Person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

Section 4.         Current Trustee(s); Election and Number of Trustees.  The Trustees as of the date hereof shall be the persons initially signing this Declaration.  The number of Trustees shall be equal to the number of Persons initially signing this Declaration and, hereafter, may be fixed from time to time by a majority of the Trustees then in office; provided, that there shall be at least one (1) Trustee.

Section 5.         Term of Office of Trustees; Classes.

(a)        Subject to the voting rights established with respect to a particular Series or Class, each Trustee shall hold office for life or until his successor is elected and duly qualified or the Trust terminates.  Notwithstanding the foregoing but subject to the voting rights established with respect to a particular Series or Class, (1) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein; (2) any Trustee may be removed with cause at any time by a written instrument signed by at least three-quarters of the then Trustees, specifying the effective date of removal; (3) any Trustee who requests to be retired, or who is declared bankrupt or has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement; and (4) any Trustee may be removed, with or without cause, by a vote of at least a majority of the then Trustees if such removal is approved by the holders of at least three-quarters of the Outstanding Shares entitled to vote with respect to the election of such Trustee and present in person or by proxy at a meeting of the Shareholders called for such purpose.

(b)        The Board of Trustees shall be divided into three classes, designated Class I, Class II and Class III.  Each class shall consist, as nearly as may be possible, of one-third of the total number of trustees constituting the entire Board of Trustees.  Within the limits above specified, the number of the Trustees in each class shall be determined by resolution of the Board of Trustees.  The term of office of the 1st class shall expire on the date of the 1st annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the Registration Statement relating to the Shares under the Securities Act.  The term of the 2nd class shall expire on the date of the 2nd annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the Registration Statement relating to the Shares under the Securities Act.  The term of the 3rd class shall expire on the date of the 3rd annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the Registration Statement relating to the Shares under the Securities Act.  Upon expiration of the term of office of each class as set out above, the number of Trustees in Such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the 3rd annual meeting of Shareholders or special meeting in lieu thereof following such expiration to succeed the Trustees whose terms of office expire.  The Trustees shall be elected at an annual meeting of the Shareholders or special meeting in lieu thereof called for that purpose.

Section 6.         Vacancies; Appointment of Trustees.  Whenever a vacancy shall exist in the Board of Trustees, regardless of the reason for such vacancy, the remaining Trustees shall appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act, provided, that if the Shareholders of any Class or Series of

Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees or the sole remaining Trustee elected by that Class or Series may fill any vacancy among the number of Trustees elected by that Class or Series.  Such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment.  The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs.  As soon as any such Trustee has accepted his appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.  The Trustees' power of appointment is subject to Section 16(a) of the 1940 Act.  Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Article II, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration.  The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 7.         Chairman.  The Trustees may appoint one of their number to be Chairman of the Board of Trustees.  The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be the chief executive, financial and/or accounting officer of the Trust.  If the Trustees do not appoint a Chairman, the President shall perform the duties and have the responsibilities hereunder.

Section 8.         Action by the Trustees.

(a)        Except as expressly provided in this Agreement, the Trustees shall act by majority vote at a meeting duly called at which a quorum is present, including a meeting held by conference telephone, teleconference or other electronic media or communication equipment by means of which all persons participating in the meeting can communicate with each other; or by written consent of a majority of Trustees (or such greater number as may be required by applicable law) without a meeting.  A majority of the Trustees shall constitute a quorum at any meeting.  Meetings of the Trustees may be called orally or in writing by the President or by any one of the Trustees or as set out in the By-Laws.  Notice of the time, date and place of all Trustees' meetings shall be given to each Trustee as set out in the By-Laws; provided, however, that no notice is required if the Trustees provide for regular or stated meetings.  Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting.  Except as expressly provided in this Agreement, the Trustees by majority vote may delegate to any Trustee or Trustees or committee authority to approve particular matters or take particular actions on behalf of the Trust.  Any written consent or waiver may be provided and delivered to the Trust by facsimile or other similar electronic mechanism.

(b)        A Trustee who with respect to the Trust is not an Interested Person shall be deemed to be independent and disinterested when making any determinations or taking any action as a Trustee, whether pursuant to the 1940 Act, the Delaware Act or otherwise.

Section 9.         Ownership of Trust Property.  The Trust Property of the Trust and, if applicable, of each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees.  Legal title in and beneficial ownership of all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees may cause legal title in and beneficial ownership of any Trust Property to be held by, or in the name of one or more of the Trustees acting for and on behalf of the Trust, or in the name of any person as nominee acting for and on behalf of the Trust.  No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, as provided in Article V, a proportionate undivided beneficial interest in the Trust or Series or Class thereof represented by Shares.  The Shares shall be personal property giving only the rights specifically set out in this Declaration.  The Trust, or at the determination of the Trustees one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on securities of the Trust issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country.  Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee.  Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

Section 10.       Effect of Trustees Not Serving.  The death, resignation, retirement, removal, incapacity or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration.

Section 11.       Trustees, Etc. as Shareholders.  Subject to any restrictions in the By-Laws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Shares to the same extent as any other Shareholder; the Trustees may issue and sell Shares to and buy Shares from any such person or any firm or company in which such Person is interested, subject only to any general limitations herein.

Section 12.       Series Trustees.  In connection with the establishment of one or more Series or Classes, the Trustees establishing such Series or Class may appoint, to the extent permitted by the Delaware Act, separate Trustees with respect to such Series or Classes (the "Series Trustees").  Series Trustees may, but are not required to, serve as Trustees of the Trust or any other Series or Class of the Trust.  The Series Trustees shall have, to the exclusion of any other Trustee of the Trust, all the powers and authorities of Trustees hereunder with respect to such Series or Class, but shall have no power or authority with respect to any other Series or Class.  Any provision of this Declaration relating to election of Trustees by Shareholders only shall entitle the Shareholders of a Series or Class for which Series Trustees have been appointed to vote with respect to the election of such Series Trustees and the Shareholders of any other

Series or Class shall not be entitled to participate in such vote.  In the event that Series Trustees are appointed, the Trustees initially appointing such Series Trustees shall, without the approval of any Outstanding Shares, amend either the Declaration or the By-Laws to provide for the respective responsibilities of the Trustees and the Series Trustees in circumstances where an action of the Trustees or Series Trustees affects all Series of the Trust or two or more Series represented by different Trustees.

ARTICLE III

CONTRACTS WITH SERVICE PROVIDERS

Section 1.         Underwriting Contract.  The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting or distribution contract or contracts providing for the sale of the Shares whereby the Trustees may either agree to sell the Shares to the other party to the contract or appoint such other party as their sales agent for the Shares, and in either case on such terms and conditions, if any, as may be prescribed in the By-Laws, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article III or of the By-Laws; and such contract may also provide for the repurchase of the Shares by such other party as agent of the Trustees.

Section 2.         Advisory or Management Contract.  The Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts or, if the Trustees establish multiple Series, separate investment advisory or management contracts with respect to one or more Series whereby the other party or parties to any such contracts shall undertake to furnish the Trust or such Series management, investment advisory, administration, accounting, legal, statistical and research facilities and services, promotional or marketing activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine.  Notwithstanding any provisions of the Declaration, the Trustees may authorize the Investment Adviser(s) or persons to whom the Investment Adviser(s) delegates certain or all of its duties, or any of them, under any such contracts (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities and other investments of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of such Investment Adviser(s), or any of them (and all without further action by the Trustees).  Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

Section 3.         Administration Agreement.  The Trustees may in their discretion from time to time enter into an administration agreement or, if the Trustees establish one or more Series or Classes, separate administration agreements with respect to each Series or Class, whereby the other party to such agreement shall undertake to manage the business affairs of the Trust or of a Series or Class thereof of the Trust and furnish the Trust or a Series or a Class thereof with office facilities, and shall be responsible for the ordinary clerical, bookkeeping and recordkeeping services at such office facilities, and other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine.

Section 4.         Service Agreement.  The Trustees may in their discretion from time to time enter into service agreements with respect to the Trust or one or more Series or Classes of Shares whereby the other parties to such Service Agreements will provide administration and/or support services pursuant to administration plans and service plans, and all upon such terms and conditions as the Trustees in their discretion may determine.

Section 5.         Transfer Agent.  The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract whereby the other party to such contract shall undertake to furnish transfer agency and shareholder services to the Trust.  The contract shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with the Declaration.  Such services may be provided by one or more Persons.

Section 6.         Custodian.  The Trustees may appoint or otherwise engage one or more banks or trust companies or any other entity satisfying the requirements of the 1940 Act, to serve as Custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust.  The Trustees may also authorize the Custodian to employ one or more sub-custodians, including such foreign banks and securities depositories as meet the requirements of applicable provisions of the 1940 Act, and upon such terms and conditions as may be agreed upon between the Custodian and such sub-custodian, to hold securities and other assets of the Trust and to perform the acts and services of the Custodian, subject to applicable provisions of law and resolutions adopted by the Trustees.

Section 7.         Affiliations of Trustees or Officers, Etc.  The fact that:  (i) any of the Shareholders, Trustees or officers of the Trust or any Series thereof is a shareholder, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any partnership, corporation, trust, association or other organization or of or for any parent or affiliate of any organization, with which a contract of the character described in this Article III or for services as Custodian, Transfer Agent or disbursing agent or for related services may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder of or has an interest in the Trust, or that (ii) any partnership, corporation, trust, association or other organization with which a contract of the character described in Sections 1, 2, 3 or 4 of this Article III or for services as Custodian, Transfer Agent or disbursing agent or for related services may have been or may hereafter be made also has any one or more of such contracts with one or more other partnerships, corporations, trusts, associations or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

ARTICLE IV

COMPENSATION, LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 1.         Compensation.  The Trustees as such shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation.  Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Section 2.         Limitation of Liability.  All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or, as applicable, all Series or such particular Series for payment under such contract or claim; and neither the Trustees nor, when acting in such capacity, any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.  Every written instrument or obligation on behalf of the Trust or any Series shall contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder.  Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any officer, agent, employee, investment adviser or independent contractor of the Trust, but nothing contained in this Declaration or in the Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 3.         Indemnification.

(a)        Subject to the exceptions and limitations contained in subsection (b) below:

(i)       every person who is, or has been, a Trustee or an officer, employee or agent of the Trust (including any individual who serves at its request as director, officer, partner, employee, trustee, agent or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) ("Covered Person") shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof; and

(ii)       as used herein, the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative, investigative, arbitration or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b)        No indemnification shall be provided hereunder to a Covered Person:

(i)       who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or (B) not to have acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Trust; or

(ii)       in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) or (D) by a vote of a majority of the Outstanding Shares entitled to vote (excluding any Outstanding Shares owned of record or beneficially by such individual).

(c)        The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

(d)        To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section may be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of a quorum of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section.  Independent counsel retained for the purpose of rendering an opinion regarding advancement of expenses and/or a majority of a quorum of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, may proceed under a rebuttable presumption that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the Covered Person's duties to the Trust and were based on the Covered Person's determination that those actions were in the best interests of the Trust and its Shareholders; provided that the Covered Person is not an Interested Person (or is an Interested Person solely by reason of being an officer of the Trust).

(e)        Any repeal or modification of this Article IV by the Shareholders, or adoption or modification of any other provision of the Declaration or By-Laws inconsistent with this Article, shall be prospective only, to the extent that such repeal, or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.  Any such repeal or modification by the Shareholders shall require a vote of at least two-thirds of the Outstanding Shares entitled to vote and present in person or by proxy at any meeting of the Shareholders.

Section 4.         Indemnification of Shareholders.

(a)        If any Shareholder or former Shareholder of the Trust (as opposed to a Shareholder or former Shareholder of any Series) shall be held personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the Trust to be held harmless from and indemnified against all loss and expense arising from such liability.  The Trust shall, upon request by such Shareholder, assume the defense of any claim made against such Shareholder for any act or obligation of the Trust and satisfy any judgment thereon from the assets of the Series.

(b)        If any Shareholder or former Shareholder of any Series shall be held personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability.  The Trust, on behalf of the affected Series, shall, upon request by such Shareholder, assume the defense of any claim made against such Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

Section 5.         No Bond Required of Trustees.  No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

Section 6.         No Duty of Investigation; Notice in Trust Instruments, Etc.  No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust or a Series thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent.  Every obligation, contract, instrument, certificate, Share, other security of the Trust or a Series thereof or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust or a Series thereof.  Every written obligation, contract, instrument, certificate, Share, other security of the Trust or a Series thereof or undertaking made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust or a Series thereof under any such instrument are not binding upon any of the

Trustees or Shareholders individually, but bind only the Trust Property or the Trust Property of the applicable Series, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to bind the Trustees individually.  The Trustees may maintain insurance for the protection of the Trust Property or the Trust Property of the applicable Series, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

Section 7.         Reliance on Experts, Etc.  Each Trustee, officer or employee of the Trust or a Series thereof shall, in the performance of his duties, powers and discretions hereunder be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust or a Series thereof, upon an opinion of counsel, or upon reports made to the Trust or a Series thereof by any of its officers or employees or by the Investment Adviser, the Administrator, the Distributor, the Principal Underwriter, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

ARTICLE V

SERIES; CLASSES; SHARES; OTHER SECURITIES

Section 1.         Establishment of Series or Class.  One or more Series may be established by the Trustees.  Each Series or Class shall be established and is effective upon the adoption of a resolution of a majority of the Trustees or any alternative date specified in such resolution.  Such resolution may establish such Series or Classes directly in such resolution or by reference to, or approval of, another document that sets out such Series or Classes, including any registration statement of the Trust, or as otherwise provided in such resolution.  The Trustees may designate the relative rights and preferences of the Shares of each Series.  Any Shares of any Series and Classes that may from time to time be established and designated by the Trustees shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees; provided, that all Shares shall be identical except for such variations as shall be fixed and determined between different Series or Classes by the Trustees in establishing and designating such Class or Series.

All references to Shares in this Declaration shall be deemed to be Shares of the Trust or any or all Series or Classes as the context may require.  The Trust shall maintain separate and distinct records for each Series and hold and account for the assets thereof separately from the other assets of the Trust or of any other Series.  A Series may issue any number of Shares or any Class thereof and need not issue Shares.  Each holder of Shares of a Series or a Class thereof shall be entitled to receive his pro rata share of all distributions made with respect to such Series or Class.  Upon redemption of a Shareholder's Shares of a Series, such Shareholder shall be paid solely out of the funds and property of such Series.  The Trustees may adopt and change the name of any Series or Class without Shareholder approval.

Section 2.         Shares.  The beneficial interest in the Trust shall be divided into transferable Shares of the Trust, subject to the limitations on transferability set forth in Section 4 of this Article V, or of one or more separate and distinct Series or Classes established by the Trustees.  The Trustees may divide the Shares of the Trust or any Series into Classes.  The number of Shares of the Trust and of each Series and Class is unlimited and each Share shall have no par value per Share or such other amount of par value as the Trustees may establish.  All Shares issued hereunder shall be fully paid and nonassessable.  Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.  The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval, to issue original or additional Shares at such times and on such terms and conditions as they deem appropriate; to issue fractional Shares and Shares held in the treasury; to establish and to change in any manner Shares of the Trust or of any Series or Classes with such preferences, rights upon liquidation, redemption rights, terms of conversion, voting powers, and other rights and privileges as the Trustees may determine (but the Trustees may not change Outstanding Shares in a manner materially adverse to the Shareholders of such Shares); to divide or combine the Shares of the Trust or of any Series or Classes into a greater or lesser number; to classify or reclassify any unissued Shares of the Trust or of any Series or Classes into one or more Series or Classes of Shares; to abolish any one or more Series or Classes of Shares; to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and to take such other action with respect to the Shares as the Trustees may deem desirable.  Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.  Unless otherwise designated by the Trustees in the By-Laws or resolutions establishing a Series or Class, the purchase price, the method of determining the net asset value, and the relative liquidation, voting, dividend and other rights and preferences of holders of Shares of the Trust or any Series or Class shall be as set out in the Trust's Registration Statement on Form N-2 under the Securities Act of 1933 and/or the 1940 Act relating to the issuance of such Shares.  Except as otherwise provided with respect to a specific Series or Class, each Share of the Trust or any Series shall represent an equal beneficial interest in the net assets of the Trust or such Series.

Section 3.         Investment in the Trust.  The Trustees shall accept investments in the Trust or any Series or Class from such persons and on such terms as they may from time to time authorize.  At the Trustees' discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the Trust or that Series, as applicable, is authorized to invest, valued as provided in Article VI, Section 3.  Investments in the Trust or any Series shall be credited to each Shareholder's account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in the Trust or any Series or Class, (b) issue fractional Shares, (c) determine the Net Asset Value per Share of the initial capital contribution or (d) authorize the issuance of Shares at a price other than Net Asset Value to the extent permitted by the 1940 Act or any rule, order or interpretation of the Commission thereunder.  The Trustees shall have the right to refuse to accept investments in the Trust or any Series at any time without any cause or reason therefor whatsoever.

Section 4.         Transfer of Shares; Limitations on Ownership.  (a) Except as otherwise provided by the Trustees, Shares shall be transferable on the record books of the Trust only by the record holder thereof or by his or her duly authorized agent upon delivery to the Trustees or the Trust's transfer or similar agent of a duly executed instrument of transfer (together with a Share certificate if one is outstanding), and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees, including compliance with any securities laws and contractual restrictions as may reasonably be required. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-Laws, the transfer shall be recorded on the record books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder, and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee, or agent of the Trust, shall be affected by any notice of a proposed transfer.

            (b)        Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable record books of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

             (c)       Certain Acquisitions Prohibited

                        (i)       Restrictions on Certain Acquisitions of Securities. If a Person shall attempt to purchase or acquire in any manner whatsoever, whether voluntarily or involuntarily, by operation of law or otherwise, any Securities or any securities convertible into or exchangeable for Securities, or any interest in any other Entity that directly, indirectly or constructively owns any Securities (any such purchase or acquisition being an "Acquisition"), in each case, whether of record, beneficially, by operation of law or otherwise (provided, however, that a transaction that is a pledge (and not an acquisition of tax ownership for U.S. federal income tax purposes) shall not be deemed an Acquisition but a foreclosure pursuant thereto shall be deemed to be an Acquisition), and such Acquisition shall cause such Person to become an owner of greater than 4.99 percent of the Securities within the meaning of Section 382 of the Code and the Treasury Regulations promulgated thereunder with respect to the Trust (a "Five Percent Shareholder") or increase the percentage of Securities owned by a Five Percent Shareholder, then such Person shall be a "Restricted Holder" and such Securities shall be "Excess Securities," and such Acquisition of Excess Securities shall not be permitted and such transfer of Excess Securities to the Restricted Holder shall be void ab initio except as authorized pursuant to this Article V, Section 4; provided, however, that for purposes of determining the existence and identity of, and the amount of Securities owned by, any Five Percent Shareholders or Restricted Holders, the Trust is entitled to rely conclusively on (a) the existence and absence of filings of Schedules 13D and 13G under the Exchange Act (or any similar schedules) as of any date and (b) the Trust's actual knowledge of the ownership of the Securities.

                        (ii)      Requests for Exceptions. The restrictions contained in this Article V, Section 4, are for the purpose of reducing the risk that any change in the ownership of Securities may jeopardize the preservation of the Trust's U.S. federal, state and local income tax attributes under Code Section 382 or equivalent provisions of state or local law (collectively, the "Tax Benefits"). In connection therewith, and to provide for the effective policing of these provisions, a Restricted Holder who proposes to effect an Acquisition of Excess Securities, prior to the date of the proposed Acquisition, shall request in writing (a "Request") that the Board of Trustees review the proposed Acquisition of Excess Securities and authorize or not authorize the proposed Acquisition pursuant to this Subsection (c)(ii). A Request shall be mailed or delivered to the Secretary of the Trust at the Trust's principal place of business. Such Request shall be deemed to have been delivered only when actually received by the Secretary of the Trust. A Request shall include: (1) the name, address and telephone number of the Restricted Holder; (2) a description of the interest proposed to be acquired by the Restricted Holder; (3) the date on which the proposed Acquisition is expected to take place; (4) the name of the intended transferor of the interest to be acquired by the Restricted Holder; and (5) a Request that the Board of Trustees authorize, if appropriate, the Acquisition of Excess Securities pursuant to this Subsection (c)(ii) and inform the Restricted Holder of its determination regarding the proposed Acquisition. If a Restricted Holder duly submits a proper and complete Request to the Secretary of the Trust, at the next regularly scheduled meeting of the Board of Trustees following the tenth business day after receipt by the Secretary of the Trust of the Request, the Board of Trustees will act to determine whether to authorize the proposed Acquisition described in the Request, in accordance with this Subsection (c)(ii) and Article V, Section 4, Subsection (e). The Board of Trustees shall conclusively determine whether to authorize the proposed Acquisition, in its sole discretion and judgment, and shall cause the Restricted Holder making the Request to be informed of such determination as soon as practicable thereafter.

             (d)       Effect of Unauthorized Acquisition. Any Acquisition of Excess Securities attempted or purported to be made in violation of this Article V, Section 4, shall be null and void ab initio to the fullest extent permitted by law. In the event of an attempted or purported Acquisition of Excess Securities by a Restricted Holder in violation of this Article V, Section 4, the Trust shall be deemed to be the agent for the transferor of the Excess Securities. The Trust shall be such agent for the limited purpose of consummating one or more sales of the Excess Securities (including over the New York Stock Exchange or other national securities exchange on which the Securities may be traded) to a Person or Persons who are not Restricted Holders (each, an "Eligible Transferee"), which may include, without limitation, the transferor. The record ownership of the Excess Securities shall remain in the name of the transferor until the Excess Securities have been sold by the Trust or its assignee, as agent, to an Eligible Transferee. Neither the Trust, as agent, nor any assignee of its agency hereunder, shall be deemed to be a Shareholder nor be entitled to any rights of a Shareholder, including, but not limited to, any right to vote the Excess Securities or to receive dividends or liquidating distributions in respect thereof, if any, but the Trust or its assignee shall only have the right to sell and transfer the Excess Securities on behalf of and as agent for the transferor to another Person or Entity; provided, however, that an Acquisition by such other Person or Entity does not violate the provisions of this Article V, Section 4. Until the Excess Securities are acquired by an Eligible Transferee, the rights to vote and to receive dividends and liquidating distributions with respect to the Excess Securities shall remain with the transferor. The intended transferee of the Excess Securities and the Restricted Holder with respect to any Excess Securities shall not be entitled to any rights of Shareholders, including, but not limited to, the rights to vote or to receive dividends and liquidating distributions with respect to the Excess Securities. If the Restricted Holder has resold the Excess Securities, the Restricted Holder shall be deemed to have sold the Excess Securities for the Trust in its capacity as agent, and shall be required to transfer to the Trust in its capacity as agent any proceeds of such sale and any dividends or liquidating distributions received in respect of such Excess Securities.  In the event of a permitted sale and transfer, whether by the Trust or its assignee, as agent, the proceeds of such sale shall be applied first, to reimburse the Trust or its assignee for any expenses incurred by the Trust acting in its role as the agent for the sale of the Excess Securities, second, to the extent of any remaining proceeds, to reimburse the intended transferee for any payments made to the transferor by such intended transferee for such shares, and the remainder, if any, to one or more organizations qualifying under Section 501(c)(3) of the Code selected by the Board of Trustees.

            (e)        Authorization of Acquisition of Securities by a Restricted Holder. The Board of Trustees may authorize an Acquisition of Excess Securities by a Restricted Holder, if, in its sole discretion and judgment it determines that the Acquisition is in the best interests of the Trust and its Shareholders. In deciding whether to approve any proposed Acquisition of Excess Securities by a Restricted Holder, the Board of Trustees may seek the advice of counsel (including with respect to the Trust's preservation of the Tax Benefits) and may request all relevant information from the Restricted Holder with respect to all Securities directly or indirectly owned by such Restricted Holder. Any Person who makes a Request of the Board of Trustees pursuant to Article V, Section 4, to effect an Acquisition of Excess Securities shall reimburse the Trust, on demand, for all reasonable costs and expenses incurred by the Trust with respect to any proposed Acquisition, including, without limitation, the Trust's reasonable costs and expenses incurred in determining whether to authorize that proposed Acquisition.

            (f)         Certain Indirect Prohibited Acquisitions. In the event any Acquisition which does not involve a transfer of Securities within the meaning of Delaware law but which would cause a Five Percent Shareholder to violate a restriction of this Article V, Section 4, the application of subsections (c) and (d) shall be modified as described in this subsection (f).  In such case, no such Five Percent Shareholder shall be required to dispose of any interest that is not a Security, but such Five Percent Shareholder and/or any Person whose ownership of Securities is attributed to such Five Percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such Five-Percent Shareholder, following such disposition, not to be in violation of this Article V, Section 4. Such disposition shall be deemed to occur simultaneously with the Acquisition giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of by the Trust acting as agent as provided in subsection (d), except that the maximum aggregate amount payable either to such Five-Percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Acquisition. All expenses incurred by the Trust in disposing of such Excess Securities shall be paid out of any amounts due such Five-Percent Shareholder or such other Person. The purpose of this subsection

(f) is to extend the provisions of subsection (d) to situations in which there is an Acquisition of Excess Securities without a direct transfer of Securities, and this subsection (f), along with the other provisions contained in this Article V, Section 4, shall be interpreted to produce the same results, with differences as the context requires, as in the case of a direct transfer of Securities.

            (g)        Prompt Enforcement; Further Actions. After obtaining actual knowledge of an Acquisition of Excess Securities by a Restricted Holder, the Trust shall demand the surrender of, or cause to be surrendered, to it, the Excess Securities, or any proceeds received upon a sale of the Excess Securities, and any dividends or other distributions made with respect to the Excess Securities. If such surrender is not made within 30 business days from the date of such demand, the Trust may institute legal proceedings to compel such transfer; provided, however, that nothing in this Subsection (g) shall: (i) be deemed inconsistent with the Acquisition of the Excess Securities being deemed null and void pursuant to subsection (d) hereof; (ii) preclude the Trust in its discretion from immediately bringing legal proceedings without a prior demand; or (iii) cause any failure of the Trust to act within the time periods set forth in this subsection (g) to constitute a waiver or loss of any right of the Trust under this Article V, Section 4.

            (h)        Damages. Any Restricted Holder who knowingly violates the provisions of this Article V, Section 4, and any Persons controlling, controlled by or under common control with such a Restricted Holder, shall be jointly and severally liable to the Trust for, and shall indemnify and hold the Trust harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in or elimination of the Trust's ability to utilize its Tax Benefits, and attorneys' and auditors' fees incurred in connection with such violation.

            (i)         Conditions to Acquisition; Responsibilities of Transfer Agent. The Trust may require, as a condition to the registration of the Acquisition of any Securities or the payment of any distribution on any of its Securities, that the intended transferee or payee furnish to the Trust all information reasonably requested by the Trust with respect to all the direct or indirect ownership interests in such Securities. The Trust may make such arrangements or issue such instructions to its transfer agent as may be determined by the Board of Trustees to be necessary or advisable to implement this Article V, Section 4, including, without limitation, instructing the transfer agent not to register any Acquisition of Securities on the Trust's record books if the transfer agent has knowledge that such Acquisition would be prohibited by this Article V, Section 4, and/or authorizing such transfer agent to require an affidavit from an intended transferee regarding such Person's actual and constructive ownership of Securities and other evidence that an Acquisition will not be prohibited by this Article V, Section 4, as a condition to registering any Acquisition.

            (j)         Authority of Board of Trustees to Interpret. Nothing contained in this Article V, Section 4, shall limit the authority of the Board of Trustees to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Trust and to preserve the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law or other event or situation making one or more of the following actions necessary or desirable, the

Board of Trustees may, by adopting a written resolution and without Shareholder approval, modify or interpret the definitions of any terms or conditions set forth in this Article V, Section 4 as appropriate to prevent an ownership change for purposes of Section 382 of the Code; provided, however, that the Board of Trustees shall not cause there to be such modification or interpretation unless it concludes in writing that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, and its conclusion is based upon a written opinion of legal and/or tax counsel to the Trust. The Trust and the members of the Board of Trustees shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the President, a Secretary, Treasurer, other officers of the Trust, the Person or Persons performing the functions of such officers, or of the Trust's legal counsel, independent auditors, transfer agent, or other employees or agents in making the determinations and findings contemplated by this Article V, Section 4, and the members of the Board of Trustees shall not be responsible for any good faith errors made in connection therewith.

            (k)        NYSE Transactions. Nothing in this Article V, Section 4 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article V, Section 4 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article V, Section 4.

            (l)         Severability. If any part of the provisions of this Article V, Section 4, are judicially determined to be invalid or otherwise unenforceable, such invalidity or unenforceability shall not affect the remainder of the provisions of this Article V, Section 4, which shall be thereafter interpreted as if the invalid or unenforceable part were not contained herein, and, to the maximum extent possible, in a manner consistent with preserving the ability of the Trust to utilize to the greatest extent possible the Tax Benefit.

            (m)       Expiration. Each provision of this Article V, Section 4, shall apply until such time as the Board of Trustees determines in its sole discretion that such provision is no longer necessary for the preservation of the Trust's Tax Benefits or otherwise necessary or advisable.

            (n)       Legend on Certificates.  All certificates evidencing ownership of Securities that are subject to the restrictions on transfer contained in the Article V, Section 4 shall bear a conspicuous legend referencing the restrictions set forth in this Article V, Section 4.

Section 5.         Assets and Liabilities of Series.  All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall be held and accounted for separately from the assets of every other Series and are referred to as "assets belonging to" that Series.  The assets belonging to a Series shall belong only to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series.  Any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more Series as the Trustees deem fair and equitable.  Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, earnings, income, profits or funds, or payments and proceeds thereof shall be referred to as assets belonging to that Series.  Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for separately from the assets held with respect to all other Series and from any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series that are not allocated to such Series by the Trustees in accordance with this Section 5.  The assets belonging to a Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the Shareholders of that Series.  The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class.  Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees deem fair and equitable.  Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of any other Series or against the assets of the Trust generally, and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.  Notice of this contractual limitation on liabilities among Series has been set out in the Certificate, and upon the giving of such notice in the Certificate, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting out such notice in the Certificate) became applicable to the Trust and each Series.  Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, with respect to that Series.  No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

Section 6.         Status of Shares; Limitation of Shareholder Liability.  Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Declaration.  Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Declaration and to have become a party hereto.  No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series.  The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Trust.  Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners.  Neither the Trust nor the Trustees shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder.  Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware.  Every written obligation of the Trust or any Series shall contain a statement to the effect that such obligation may only be enforced against the assets of the appropriate Series or all Series; however, the omission of such statement shall not operate to bind or create personal liability for any Shareholder or Trustee.

Section 7.         Other Securities.  The Trustees may authorize and issue such other securities of the Trust other than Shares as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities.  To the extent that the Trustees authorized and issue preferred shares of the Trust or any Class or Series, they are hereby authorized and empowered to amend or supplement this Declaration as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders.  Any such supplement or amendment shall be filed as is necessary.  The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

ARTICLE VI

DISTRIBUTIONS AND REDEMPTIONS

Section 1.         Distributions.  The Trustees or a committee of one or more Trustees may declare and pay dividends and other distributions, including dividends on Shares of a particular Series and other distributions from the assets belonging to that Series.  No dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series (or Class) with respect to, nor any redemption or repurchase of, the Shares of any Series (or Class) shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series.  The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.  The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees.  Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine.  Except as provided with respect to a particular Class in the By-Laws or the resolutions establishing such Class, all dividends and other distributions on Shares of the

Trust or a particular Series shall be distributed pro rata to the Shareholders of the Trust or that Series in proportion to the number of Shares of the Trust or that Series they held on the record date established for such payment.  The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

Section 2.         Redemptions.  Except as provided with respect to a particular Class in the By-Laws or the resolutions establishing such Class, Shares of the Trust or any Series will not be redeemed or repurchased by the Trust, except as the Trustees shall determine from time to time and the Trust shall be under no obligation to redeem or repurchase Shares.  The Trustees may specify conditions, prices, and places of redemption, may specify binding requirements for the proper form or forms of requests for redemption and may specify the amount of any redemption fee to be withheld from redemption proceeds.  Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value, or may be in cash.  Upon redemption, Shares may be reissued from time to time.  The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including, but not limited to, the failure of a Shareholder to supply a taxpayer identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Shares issued to him.  To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or Class or any governmental authority.  Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require the Trust or any Series or Class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.

Section 3.         Determination of Net Asset Value.  The Trustees shall cause the Net Asset Value of Shares of the Trust or, as applicable, each Series or Class to be determined from time to time in a manner consistent with applicable laws and regulations.  The Trustees may delegate the power and duty to determine Net Asset Value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose.  The Net Asset Value of Shares shall be determined for the Trust or, as applicable, separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of trading on the New York Stock Exchange on the last day of each week.

Section 4.         Suspension of Right of Redemption.  If, as referred to in Section 2 of this Article, the Trustees postpone payment of the redemption price and suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension.  Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension.  If the right of redemption is suspended, a Shareholder may withdraw his request for redemption.

ARTICLE VII

SHAREHOLDERS' VOTING POWERS AND MEETINGS

Section 1.         Voting Powers.  Subject to the voting rights established with respect to a particular Class in the By-Laws or the resolutions establishing such Class, the Shareholders shall have power to vote only with respect to (a) the election of Trustees as provided in Section 2 of this Article; (b) the removal of Trustees as provided in Article II, Section 5(a); (c) any investment advisory or management contract to the extent required by the 1940 Act; (d) the amendment of this Declaration to the extent and as provided in Article X, Section 10; (e) the conversion of the Trust to an open-end investment company to the extent provided in Article IX, Section 5; (f) the reorganization of the Trust to the extent provided in Article IX, Section 6; (g) to approve a transaction subject to Article IX, Section 7, and (h) such additional matters relating to the Trust as may be required by the 1940 Act or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.

In the event there are any Outstanding Shares of any Series or Classes, on any matter submitted to a vote of the Shareholders, all Shares shall be voted by individual Series or Class, except (a) as provided with respect to a particular Class in the By-Laws or the resolutions establishing such Class, (b) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series or Class, and (c) when the Trustees have determined that the matter affects the interests of more than one Series or Class, then the Shareholders of all such Series or Classes shall be entitled to vote thereon.  As determined by the Trustees without the vote or consent of Shareholders and except as provided with respect to a particular Class in the By-Laws or the resolutions establishing such Class, on any matter submitted to a vote of Shareholders either (i) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote or (ii) each dollar of net asset value (number of Shares owned times net asset value per Share of such Series or Class, as applicable) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote.  Without limiting the power of the Trustees in any way to designate otherwise in accordance with the preceding sentence, the Trustees hereby establish that each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall, be entitled to a proportionate fractional vote.  There shall be no cumulative voting in the election of Trustees.  Shares may be voted in person or by proxy or in any manner provided for in the By-Laws.  The By-Laws may provide that proxies may be given by any electronic or telecommunications device or in any other manner, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy.  Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Declaration or the By-Laws.  Meetings of Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

Section 2.         Quorum; Required Vote.  One-third of the Outstanding Shares of each Series or Class, or one-third of the Outstanding Shares of the Trust, entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting with respect to such Series or Class, or with respect to the entire Trust, respectively.  Any lesser number shall be sufficient for adjournments.  Any adjourned session of a Shareholders' meeting may be held within a reasonable time without further notice.  Except when a larger vote is required by the 1940 Act, this Declaration or the By-Laws, a majority of the Shares voting at a Shareholders' meeting in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust and a plurality of such Shares shall elect a Trustee; provided, that if this Declaration or applicable law permits or requires that Shares be voted on any matter by individual Series or Classes, then a majority of the Shares of that Series or Class (or, if required by law, a majority of the Shares outstanding and entitled to vote of that Series or Class) voting at a Shareholders' meeting in person or by proxy on the matter shall decide that matter insofar as that Series or Class is concerned.

Section 3.         Record Dates.  For the purpose of determining the Shareholders of the Trust or any Series (or Class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of the Trust or such Series (or Class) having the right to receive such dividend or distribution.  Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for the Trust or one or more Series (or Classes) any time prior to the payment of a distribution.  Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes).

Section 4.         Additional Provisions.  The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

ARTICLE VIII

EXPENSES OF THE TRUST AND SERIES

Section 1.         Payment of Expenses by the Trust.  Subject to Article V, Section 5, the Trust or a particular Series shall pay, or shall reimburse the Trustees from the assets belonging to the Trust or, as applicable, all Series or the particular Series, for their expenses (or the expenses of a Class) and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of Shares; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust's investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and each Series (if any) and maintaining its existence; costs of preparing and printing the prospectuses of the Trust and each Series (if any), statements of additional information and Shareholder reports and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees; compensation of the Trust's officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust.  The Trustees shall have a lien on the assets belonging to the Trust or, as applicable, the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities.

Section 2.         Payment of Expenses by Shareholders.  The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series or Class, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

ARTICLE IX

MISCELLANEOUS

Section 1.         Trust Not a Partnership.  This Declaration creates a trust and not a partnership.  No Trustee shall have any power to bind personally either the Trust's officers or any Shareholder.

Section 2.         Trustee Action.  The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested.  Subject to the provisions of Article IV, the Trustees shall not be liable for errors of judgment or mistakes of fact or law.

Section 3.         Shareholder Meeting Record Dates.  The Trustees may fix in advance a date up to ninety (90) days before the date of any Shareholders' meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares.

Section 4.         Termination of the Trust.

(a)           This Trust shall have perpetual existence subject to the provisions of this Section 4.

(b)        The Trust or any Series or Class thereof may be dissolved and terminated by the affirmative vote of not less than three-quarters of the Trustees then in office by written notice to the Shareholders.

(c)        In connection with subsection (b) or to the extent appropriate in connection with a reorganization as provided in Article IX, Section 6, upon making reasonable provision for the payment of all known liabilities of the Trust or, as applicable, all Series or any affected Series or Classes, by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of the Trust or, as applicable, all Series or any affected Series or Classes; however, the payment to any particular Class may be reduced by any fees, expenses or charges allocated to that Class.

(d)        Upon completion of the distribution of the remaining proceeds or assets pursuant to subsection (c) above, the Trust or affected Series or Classes shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title and interest of all parties therein shall be canceled and discharged.  Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's Certificate to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

Section 5.         Conversion to an Open-End Investment Company

.  Notwithstanding any other provisions of this Declaration or the By-Laws of the Trust, a favorable vote of a majority of the Trustees then in office followed by the favorable vote of the holders of not less than three-quarters of the Shares of the Trust or, as applicable, each affected class or series outstanding, voting as separate classes or series, shall be required to approve, adopt or authorize an amendment to this Declaration that makes the Shares a "redeemable security" as that term is defined in the 1940 Act, unless such amendment has been approved by three-quarters of the Trustees, in which case approval by a vote of a majority of the Shares outstanding and entitled to vote shall be required.  Upon the adoption of a proposal to convert the Trust from a "closed-end company" to an "open-end company" as those terms are defined by the 1940 Act and the necessary amendments to this Declaration to permit such a conversion of the Trust's outstanding Shares entitled to vote, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an "open-end" investment company.  Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.

Section 6.         Reorganization.

(a)        Except as provided in clause (b) of this Section 6 or in Section 7 of this Article IX, subject to the affirmative vote of not less than three-quarters of the Outstanding Shares entitled to vote of the Trust or any affected Series, the Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property or the property, including its good will, upon such terms and conditions and for such consideration when and as authorized by a majority of the

Trustees; provided however, if at least three-quarters of the Trustees then in office have approved such transaction, then the actions may be approved by the affirmative vote of a majority of the Outstanding Shares entitled to vote of the Trust or the affected Series.

(b)        Notwithstanding anything else herein, to change the Trust's form or place of organization the Trustees may, without Shareholder approval unless such approval is required by applicable law, (i) cause the Trust to merge or consolidate with or into one or more entities, if the surviving or resulting entity is the Trust or any other corporation, association, trust or other organization, or a series thereof, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, or (iii) cause the Trust to incorporate, organize or form under the laws of Delaware or any other U.S. jurisdiction.  Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(c)        Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustees, and if applicable, Shareholders in accordance with this Section 6 may effect any amendment to the Declaration or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

(d)        The Trustees may create one or more statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

Section 7.         Certain Transactions.

(a)        Notwithstanding any other provision of this Declaration and subject to the exceptions provided in paragraph (d) of this Section, the types of transactions described in paragraph (c) of this Section shall require the affirmative vote or consent of a majority of the Trustees then in office followed by the affirmative vote or consent of holders of not less than three-quarters of the Shares of the Trust or, as applicable, each affected class or series outstanding, votes voting as separate classes or series, when a Principal Shareholder (as defined in paragraph (b) of this Section) is a party to the transaction.  Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any class or series of preferred stock, whether now or hereafter authorized, or any agreement between the Trust and any national securities exchange.

(b)        The term "Principal Shareholder" shall mean any corporation, Person or other Entity which is the beneficial owner, directly or indirectly, of five percent (5%) or more of the outstanding Shares of the Trust or, as applicable, any class or series and shall include any affiliate or associates, as such terms are defined in clause (ii) below, of a Principal Shareholder.

For the purpose of this Section, in addition to the Shares which a corporation, Person or other Entity beneficially owns directly, (a) any corporation, Person or other Entity shall be deemed to be the beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding Share options granted by the Trust) or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above, by any other corporation, Person or Entity with which its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, of which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, and (b) the outstanding Shares shall include Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

(c)        This Section shall apply to the following transactions:

(i)       The merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder.

(ii)      The issuance of any securities of the Trust to any Principal Shareholder (other than pursuant to any automatic dividend reinvestment plan).

(iii)      The sale, lease or exchange by the Trust or any subsidiary thereof, of any assets to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period.)

(iv)     The sale, lease or exchange to the Trust or any subsidiary thereof, in exchange for securities of the Trust, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

(d)        The provisions of this Section shall not be applicable to (i) any of the transactions described in paragraph (c) of this Section if three-quarters of the Trustees shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, in which case approval by the vote of a majority of the Shares outstanding and entitled to vote shall be the only vote of Shareholders required by this Section, or (ii) any such transaction with any Entity of which a majority of the outstanding Shares of all classes and series of a stock normally entitled to vote in elections of directors is owner of record or beneficially by the Trust and its subsidiaries.

(e)        The Board of Trustees shall have the power and duty to determine for the purposes of this Section on the basis of information known to the Trust whether (i) a corporation, Person or Entity beneficially owns five percent (5%) or more of the outstanding Shares of the Trust or, as applicable, any class or series, (ii) a corporation, Person or Entity is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired or leased to or by the Trust or any subsidiary thereof constitute a substantial part of the assets of the Trust and have an aggregate fair market value of less than $1,000,000, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby.  Any such determination shall be conclusive and binding for all purposes of this Section.

Section 8.         Declaration of Trust.  The original or a copy of this Declaration of Trust and of each amendment hereto or Declaration of Trust supplemental shall be kept at the office of the Trust where it may be inspected by any Shareholder.  Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Declaration of Trust or any such amendments or supplements and as to any matters in connection with the Trust.  The masculine gender herein shall include the feminine and neuter genders.  Headings herein are for convenience only and shall not affect the construction of this Declaration of Trust.  This Declaration of Trust may be executed in any number of counterparts, each of which shall be deemed an original.

Section 9.         Applicable Law.  This Declaration and the Trust created hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Declaration of Trust (a) the provisions of Section 3540 of Title 12 of the Delaware Code, or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set out or referenced in this Declaration.  The Trust shall be of the type commonly called a Delaware statutory trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law.  The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 10.       Amendments.

(a)        The Trustees may, without any Shareholder vote, amend or otherwise supplement this Declaration by making an amendment, a Declaration of Trust supplemental hereto or an amended and restated trust instrument; provided, that Shareholders shall have the right to vote on any amendment (a) which would affect the voting rights of Shareholders granted in Article VII, Section 1, (b) to this Section 10, (c) required to be approved by Shareholders by the 1940 Act or by the Trust's registration statement(s) filed with the Commission or any State, and (d) submitted to them by the Trustees in their discretion.  Any amendment submitted to Shareholders which the Trustees determine would affect the Shareholders of any Series or Class shall be authorized by vote of the Shareholders of such Series or such Class and no vote shall be required of Shareholders of a Series or Class not affected.  Notwithstanding anything else herein, any amendment to Article IV which would have the effect of reducing the indemnification and other rights provided thereby to Trustees, officers, employees, and agents of the Trust or to Shareholders or former Shareholders, and any repeal or amendment of this sentence shall each require the affirmative vote of the holders of two-thirds of the Outstanding Shares of the Trust entitled to vote thereon and no such amendment shall effect the right to indemnification of any person who is no longer a Trustee, Officer or employee or agent at the time of such amendment or of any person with respect to any act or omission taken or omitted prior to the adoption or enactment of such amendment or repeal.

(b)        The Trustees may not amend this Declaration of Trust to eliminate the rights of Shareholders of the Trust or of any Class or Series as set out in this Section 10(b) to vote on any amendment of this Declaration of Trust or the By-Laws or alter or amend the percentage of voting Shares required to approve any amendment or action which requires a specific Shareholder vote under this Declaration of Trust or the By-Laws unless an equivalent vote has authorized such an amendment of the Declaration of Trust or By-Laws.  Any amendment which adversely affects the holders of one or more Classes or Series of Shares shall require a vote of the Shareholders holding a majority of the Shares of each Class or Series so adversely affected and entitled to vote thereon and no vote of Shareholders of any Class or Series not so adversely affected shall be required, except that any amendment of any provision of Article IX, Sections 5, 6 or 7 shall require the vote of the Shareholders holding three-quarters of the Shares of each Class and Series entitled to vote thereon, regardless of the percentage of Trustees recommending such amendment.

Section 11.       Derivative Actions.  In addition to the requirements set out in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a)        The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed.  For purposes of this Section 11(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not "independent trustees" (as that term is defined in the Delaware Act).

(b)        Unless a demand is not required under paragraph (a) of this Section 11, Shareholders eligible to bring such derivative action under the Delaware Act who hold at least 10% of the Outstanding Shares of the Trust, or 10% of the Outstanding Shares of the Series or Class to which such action relates, shall join in the request for the Trustees to commence such action; and

(c)        Unless a demand is not required under paragraph (a) of this Section 11, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim.  The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

For purposes of this Section 11, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are independent trustees.

Section 12.       Fiscal Year.  The fiscal year of the Trust shall end on a specified date as set out in the By-Laws.  The Trustees may change the fiscal year of the Trust without Shareholder approval.

Section 13.       Severability.  The provisions of this Declaration are severable.  If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.  If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Declaration.

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IN WITNESS WHEREOF, the undersigned have executed this Second Amended and Restated Agreement and Declaration of Trust as of the date first written above.

/s/ Jerry V. Swank
Jerry V. Swank
as Trustee and not individually

/s/ Ronald P. Trout
Ronald P. Trout
as Trustee and not individually

/s/ Edward N. McMillan
Edward N. McMillan
as Trustee and not individually

/s/ Brian R. Bruce
Brian R. Bruce
as Trustee and not individually

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